UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2007

HOUSERAISING, INC.
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(Exact Name of Registrant as Specified in Charter)

North Carolina
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(State or Other Jurisdiction of Incorporation)

000-50701
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(Commission File Number)

56-2253025
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(I.R.S. Employer Identification No.)

4801 East Independence Boulevard, Suite 201
Charlotte, North Carolina 28212
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(Address of Principal Executive Offices) (Zip Code)

(704) 532-2121
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(Registrant's Telephone Number, Including Area Code)
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(Former Name or Former Address, if Changed since Last Report)

This Current Report on Form 8-K is filed by HouseRaising, Inc., a North Carolina corporation (the “Registrant”), in connection with the matters described herein.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Registrant reports that it signed an agreement, dated October 30, 2007 (the “Agreement”), with Linda W. McLemore, wife of the late President and Founder of the Registrant, Christine McLemore Carriker, daughter of the late President and Founder and Senior Vice President and Director of the Registrant, Elizabeth McLemore, daughter of the late President and Founder and Director of the Registrant, the estate of Robert V. McLemore, AFF, Inc., a North Carolina corporation, and the Robert V. McLemore Family Revocable Trust, pursuant to which Linda W. McLemore, AFF, Inc., the estate of Robert V. McLemore and the Robert V. McLemore Family Revocable Trust agreed to sell, and the Registrant agreed to buy, a total of 25,777,286 shares of restricted common stock of the Registrant at a purchase price of $.01 per share in a private transaction subject to the approval of the Mecklenburg County Clerk of Courts.

It is the intention of the Registrant, if the transaction is approved, to cancel and retire the shares, which represent 45.8% of the 56,251,897 issued and outstanding shares of common stock as of September 30, 2007. The Registrant also had 2,500,000 shares of convertible preferred stock outstanding as of such date, which is convertible falling on dates during the period from 2009 to 2010 into 25,000,000 shares of common stock.

If the stock purchase is approved by the Clerk of Court, it is hoped that the reduced number of shares outstanding will make the Registrant more attractive to investors and will enable the Registrant to operate more independently. A copy of the Agreement is attached as Exhibit 10.1 and is incorporated by reference herein.

EXHIBIT INDEX

Exh. No.	Description of Exhibit

10.1	Agreement, dated October 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSERAISING, INC.

Date:	By
Gregory J. Wessling
Chairman, CEO and President

Date: November 7, 2007